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                                                                    EXHIBIT 10.4

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement ("Agreement") dated as of July 1, 1996 is made by FWB Software, Inc., a California corporation ("Seller"), and StreamLogic Corporation, a Delaware corporation ("Buyer").

                                    RECITALS

     A. Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of June 7, 1996 (as amended, the "Purchase Agreement"), pursuant to which Seller agreed to sell, transfer and assign to Buyer and Buyer agreed to purchase, acquire and assume from Seller certain assets relating to the hardware business of Seller (the "Assets"), including without limitation, those agreements which are listed in Attachment 1 hereto (the "Transferred Agreements").

     B. In accordance with the terms of the Purchase Agreement, Seller is executing and delivering this Agreement to Buyer for the purpose of transferring to Buyer, its successors and assigns all of the Transferred Agreements. The transfer of the Transferred Agreements described below is made subject to the terms, provisions, representations and warranties of the Purchase Agreement.

     C. Any capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement.

     NOW THEREFORE, the parties hereby agree as follows:

     SECTION 1. ASSIGNMENT. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, conveys, transfers and assigns to Buyer all of Seller's rights under all of the Transferred Agreements, effective as of the Closing, and Buyer hereby accepts the foregoing assignment.

     SECTION 2.  ASSUMPTION.

     (a) Buyer hereby assumes and agrees to perform the liabilities and obligations of Seller to be performed under the Transferred Agreements from and after the Closing.

     (b) Buyer hereby assumes and agrees to perform all of the debts, obligations and liabilities described in Section 3.1 of the Purchase Agreement.

     SECTION 3.  INDEMNITIES.

     (a) Seller agrees to indemnify, defend and hold Buyer harmless from any and all claims, losses, costs, expenses or liabilities arising prior to or on the Closing from Seller's performance or nonperformance under any of the Transferred Agreements.

     (b) Buyer agrees to indemnify, defend and hold Seller harmless from any and all claims, losses, costs, expenses or liabilities arising from and after the Closing from the failure of Buyer to pay or perform any debts, obligations or liabilities expressly assumed by Buyer pursuant to this Agreement.
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     SECTION 4.  ADDITIONAL REPRESENTATIONS.  The covenants and indemnities of
Buyer and Seller with respect to the Transferred Agreements set forth in this Agreement are in addition to, and independent of, those set forth in the Purchase Agreement.

     SECTION 5. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California without regard to its rules regarding conflicts of law.

     SECTION 6. ENTIRE AGREEMENT. Except for the Purchase Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, and may not be modified, amended or otherwise changed in any manner except by a writing executed by a duly authorized representative of the party to be charged.

     SECTION 7. MISCELLANEOUS. In the event suit is brought to enforce this Agreement, the prevailing party shall recover, as additional costs, reasonable attorneys' fees and experts' fees and costs as determined by the court. Any waiver by either party of a breach of any term, provision or condition of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other term, provision or condition of this Agreement. No provision of this Agreement shall be construed against any party on the ground that such party drafted such provision. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first indicated above.

                                FWB SOFTWARE, INC., a California
                                corporation

                                By: /s/ Norman Fong
                                    ------------------------------------
                                    Norman Fong, President


                                STREAMLOGIC CORPORATION, a Delaware
                                corporation

                                By: /s/ Lee Hilbert
                                    ------------------------------------
                                    Lee Hilbert, Chief Financial Officer

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